UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 29, 2005

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
102 South Wynstone Park Drive North Barrington, Illinois		60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 304-5800

Not Applicable

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

    On August 29, 2005, Clark, Inc. (the “Company”) entered into an amendment (the “Credit Agreement Amendment”) to its Second Amended and Restated Credit Agreement dated November 26, 2003 among the Company, as borrower, Chase Bank, NA, as Syndicate Leader and Administrative Agent and the other financial institutions party thereto as lenders (previously filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).  The Credit Agreement Amendment increases the amount available under the credit facility by $17 million through the addition of a new $10 million commitment from Charter One Bank and a $7 million increase in the commitment of Fifth-Third Bank.  The Company currently has no outstanding borrowings under the credit facility.

    On August 31, 2005, the Company issued a press release announcing the Credit Agreement Amendment, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.  The Company anticipates that it will file the Credit Agreement Amendment as an exhibit to its quarterly report on Form 10-Q for the period ending September 30, 2005.

ITEM 2.03            CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
                            UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

    The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 8.01            OTHER EVENTS.

    On August 30, 2005, the Company issued a press release announcing changes in management at its Pearl Meyer & Partners’ practice.  A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

Exhibit Number	Description

99.1	Press release dated August 31, 2005.
99.2	Press release dated August 30, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK, INC.

Date: September 2, 2005	By: /s/ Jeffrey W. Lemajeur
Jeffrey W. Lemajeur
Chief Financial Officer

EXHIBIT INDEX

99.1      Press release dated August 31, 2005.

99.2      Press release dated August 30, 2005.